Consent of Independent Registered Public Accounting Firm

Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198655) of Rio Tinto plc of our report dated November 30, 2015, relating to the financial statements and supplemental schedules of the Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

November 30, 2015